UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2024

AT&T INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 210-821-4105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due March 6, 2025	T 25A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure.

On September 29, 2024, AT&T Inc. (the “Company”) agreed to sell its majority interest in DIRECTV Entertainment Holdings LLC (“DIRECTV”) to TPG, which holds the minority interest, for which the Company expects to receive approximately $7.6 billion in cash payments from DIRECTV and the Buyer through 2029. This represents:

•	$1.7 billion of pre-tax quarterly distributions in the second half of 2024, inclusive of the expected pre-tax quarterly distribution for the third quarter of 2024, which is not part of the agreement;

•	$5.4 billion of after-tax cash distributions and other payments not subject to tax in 2025; and

•	$0.5 billion of final payments in 2029 of after-tax proceeds.

Subject to the terms of the agreement, AT&T Diversified MVPD Holdings LLC, a wholly owned indirect subsidiary of the Company (“Seller”), will sell all of the equity interests in its wholly-owned subsidiary AT&T MVPG Holdings LLC (“Holdings”), which directly holds the Company’s equity interests in DIRECTV, to a TPG affiliate, Merlin Parent 2024, Inc. (“Buyer”). Under the agreement, Seller will receive from Buyer an initial payment of $2 billion, subject to certain deductions, during 2025, and additional payments from Buyer totaling $500 million in 2029. The Company expects to continue to receive distribution payments from DIRECTV in the ordinary course through 2025. For the full year 2024, the Company continues to expect these distribution payments to be approximately $3 billion in the aggregate. For 2025, the Company expects these distribution payments to be approximately $2.8 billion in the aggregate on a pre-tax basis. Such distributions for the fourth quarter of 2024 and full year 2025 are inclusive of the Scheduled Payments and Common Catch Up Unreturned Contributions (each as defined in the Seller Note). If the transaction closes prior to the receipt of all of the distribution payments for 2025, Seller will receive comparable quarterly payments from Buyer following the closing on a post-tax basis through the remainder of 2025. The transaction also contemplates that DIRECTV will make a special distribution prior to March 31, 2025, of at least $1.625 billion that will be paid to the equity holders of DIRECTV, of which the Company would receive approximately 70%.

The Company expects the transaction to close in the second half of 2025.

The information set forth in Item 1.01 below is incorporated by reference into this Item 7.01.

On September 30, 2024, the Company issued a press release announcing the execution of the Purchase Agreement and the transactions contemplated thereby. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

AT&T Services, Inc., a wholly owned subsidiary of the Company (“Services”), entered into a Securities Purchase Agreement, dated September 29, 2024 (the “Purchase Agreement”), by and among, (i) solely for purposes of Section 10.14 of the Purchase Agreement, Services, (ii) Seller, (iii) Holdings, (iv) DIRECTV, (v) Buyer and (vii) solely for purposes of Section 10.15 of the Purchase Agreement, TPG Partners IX, L.P. As previously disclosed in a Form 8-K filed on August 2, 2021, Services previously contributed the U.S. video business unit of the Company and its subsidiaries to DIRECTV in exchange for interests in DIRECTV. Holdings and TPG VIII Merlin Investment Holdings, L.P. (“Investor”) are the equity holders of DIRECTV.

The Purchase Agreement provides for the sale of Seller’s equity interests in Holdings to Buyer. Pursuant to, and subject to the terms and conditions set forth in, the Purchase Agreement, Buyer will (i) pay to Seller an amount equal to (A) $2 billion in cash, minus (B) certain accrued but unpaid debts and liabilities of Holdings (the “Upfront Consideration”) determined as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and (ii) issue a promissory note to Seller at the Closing on the terms specified in the term sheet for the Seller Note, which is included as an exhibit to the Purchase Agreement (the “Seller Note”). If the Closing occurs, the Upfront Consideration is payable on a date selected by Buyer, which payment date will be no later than December 31, 2025.

The term sheet for the Seller Note provides for a $500 million payment due in equal quarterly installments on March 31, June 30, September 30 and December 31, 2029, subject to adjustment based on the amount of pre-closing distributions made by DIRECTV and the debt financing arrangement described in the following two paragraphs.

DIRECTV is required to pay quarterly distributions to its equity holders in the ordinary course between execution of the Purchase Agreement and the Closing. These pre-tax distributions, a portion of which are received in respect of taxable income allocated to the Company, are anticipated to be, in the aggregate, an amount of approximately $1.1 billion for the fourth quarter of 2024 and approximately $2.8 billion for 2025 (“Target Distributions”). The amount of the Seller Note will be decreased or increased by the amount by which the actual distributions made by DIRECTV in respect of any such quarter exceeds or is less than, respectively, the corresponding Target Distribution, multiplied by a tax adjustment factor specified in the term sheet for the Seller Note. Additionally, if the Closing occurs prior to the payment of any Target Distribution, then the amount of the Target Distribution, multiplied by the tax adjustment factor, will be included in the principal amount of the Seller Note.

The Purchase Agreement requires DIRECTV to use commercially reasonable efforts to obtain debt financing on commercially reasonable terms sufficient to fund a distribution by DIRECTV to its equity holders in an aggregate amount equal to at least $1.625 billion as promptly as reasonably practicable but in any event on or prior to March 31, 2025, with Holdings receiving approximately 70 percent of such distribution. If such financing is obtained prior to the Closing and the Closing occurs on or prior to March 31, 2025, DIRECTV is required to make the distribution to Holdings and Investor upon receipt of DIRECTV’s receipt of such financing. If the debt financing, the distribution and the Closing are not completed prior to March 31, 2025, an aggregate amount equal to Holdings’ share of such distribution, together with accrued interest from April 1, 2025, will be added to the principal balance of the Seller Note and paid as provided in the term sheet for the Seller Note or, if earlier, upon DIRECTV’s receipt of such financing.

As described in the Purchase Agreement, prior to the Closing, Seller and Holdings are required to consummate an internal reorganization whereby certain assets of Holdings would be contributed to DIRECTV and certain assets and liabilities excluded from the scope of the transaction would be distributed or transferred by Holdings to Seller and its affiliates.

The Purchase Agreement contains customary representations of Seller and Buyer. Additionally, the Purchase Agreement provides for customary pre-Closing and post-Closing covenants of Holdings, including covenants relating to the conduct of Holdings’ business in the ordinary course consistent with past practice and to refrain from taking certain actions without Buyer’s consent and cooperation on certain regulatory filings and efforts to consummate the transactions contemplated by the Purchase Agreement. The Purchase Agreement also contains certain post-closing indemnification obligations related to breaches of representations and warranties, breaches of certain covenants, certain assets and liabilities excluded from the transactions, tax matters and fraud.

Consummation of the transaction is subject to various conditions as set forth in the Purchase Agreement, including receipt of specified regulatory clearances without any condition or restriction that would, among other things, result in a Company Substantial Detriment (as defined in the Purchase Agreement). Further, the obligation of each party to consummate the transaction is also conditioned upon (i) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Purchase Agreement and (ii) receipt of certain ancillary documents and certificates. Additionally, unless Buyer consents otherwise, the transaction may not close until specific dates or events occur, but no later than September 1, 2025.

The Purchase Agreement also provides for certain termination rights of Seller and Buyer, including the right of either party to terminate the Purchase Agreement if the transaction is not consummated by October 31, 2025 (the “Outside Date”), with Seller having the right to extend the Outside Date in certain circumstances. The aggregate amount of damages arising from a termination of the Purchase Agreement for which a party can be liable is capped at $2.0 billion.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Services, Seller, Holdings or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, including statements relating to the transaction. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(d) Exhibits:

2.1†	Securities Purchase Agreement, dated September 29, 2024, by and among Services, Seller, Holdings, Buyer and DIRECTV.**

99.1	Press Release, dated September 30, 2024, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.
**	Portions of Exhibit 2.1 have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2024

AT&T INC.

By:	/s/ Pascal Desroches
Pascal Desroches
Senior Executive Vice President and Chief Financial Officer